UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 27, 2011
LoopNet, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-52026 (Commission File Number)	77-0463987 (I.R.S. Employer Identification No.)

185 Berry Street, Suite 4000 San Francisco, CA 94107 (Address of Principal Executive Offices)	94107 (Zip Code)
(415) 243-4200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     Merger Agreement. On April 27, 2011, LoopNet, Inc. (“LoopNet”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CoStar Group, Inc., a Delaware corporation (“CoStar”) and Lonestar Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CoStar (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into LoopNet (the “Merger”), with LoopNet surviving as a wholly-owned subsidiary of CoStar.
     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of LoopNet’s common stock will be converted into the right to receive a unit consisting of (i) $16.50 in cash, without interest, and (ii) 0.03702 shares of CoStar common stock (the “Common Stock Consideration”). The holders of LoopNet’s Series A Preferred Stock will receive the Common Stock Consideration on an as-converted basis.
     Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding LoopNet equity award (including stock options and restricted stock units), whether vested or unvested, will be cancelled in exchange for cash and/or shares of CoStar common stock (depending on the type of award and the exercise price of the award, if any) based on the Common Stock Consideration less, in the case of a stock option, the per share exercise price.
     LoopNet’s board of directors has unanimously approved the Merger Agreement. The Merger Agreement requires that the Merger be approved by the holders of a majority of the outstanding shares of LoopNet’s common stock and Series A Preferred Stock, voting together as a single class on an as-converted basis (the “Stockholder Approval”).
     In addition to the Stockholder Approval, consummation of the Merger is subject to other customary closing conditions including the receipt of antitrust approvals and the absence of any government order or other legal restraint prohibiting the Merger. Consummation of the Merger is not subject to any financing condition.
     The Merger Agreement contains customary representations, warranties and covenants by each of LoopNet and CoStar.
     The Merger Agreement contains termination rights for both LoopNet and CoStar, including for LoopNet if its board of directors changes its recommendation of the Merger to its stockholders in connection with a superior proposal. Upon termination of the Merger Agreement under certain circumstances, LoopNet may be obligated to pay CoStar a termination fee of $25,800,000. Upon termination of the Merger Agreement in the event necessary antitrust approval is not obtained, CoStar may be obligated to pay LoopNet a termination fee of $51,600,000.
     The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference.
     The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about LoopNet. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in LoopNet’s representations and warranties are qualified by information contained in a confidential disclosure schedule that LoopNet provided to CoStar in connection with the Merger Agreement. Accordingly, LoopNet stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in LoopNet’s public disclosures.
     Voting and Support Agreements. Concurrently with the execution of the Merger Agreement, LoopNet’s directors and certain of LoopNet’s executive officers and significant stockholders entered into a voting and support agreement (the “Support Agreement”) with CoStar and LoopNet, and have agreed, in their capacities as LoopNet stockholders, to, among other things, vote their shares of LoopNet capital stock in favor of the Merger and the Merger Agreement.

     The foregoing description of the Support Agreement is qualified in its entirety by reference to the Voting and Support Agreement attached hereto as Exhibit 2.2.

Item 8.01	Other Events.
     On April 27, 2011, LoopNet and CoStar announced the signing of the Merger Agreement as described in Item 1.01 above. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward Looking Statements
     This report includes forward-looking statements regarding the proposed acquisition and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the Merger Agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: the result of the review of the proposed transaction by regulatory agencies, and any conditions imposed in connection with the consummation of the transaction; approval of the transaction agreement by the stockholders of LoopNet and satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement; and the risks that are described from time to time in LoopNet’s and CoStar’s respective reports filed with the Securities and Exchange Commission (“SEC”), including the annual report on Form 10-K for the year ended December 31, 2010 of each of LoopNet and CoStar. This report speaks only as of its date and LoopNet and CoStar disclaim any duty to update the information herein.
Important Information for LoopNet Stockholders
     In connection with the proposed transaction, CoStar will file a registration statement on Form S-4 with the SEC. LOOPNET STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of LoopNet. The registration statement and proxy statement/prospectus and other documents filed with the SEC by LoopNet are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, or by directing a request by mail to LoopNet, Inc., Attn: Secretary, 185 Berry Street, Suite 4000, San Francisco, California 94107, by telephone at (415) 243-4200, or from the investor relations section of LoopNet’s website at http://www.loopnet.com.
     LoopNet and CoStar and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about LoopNet’s directors and executive officers is set forth in the proxy statement for LoopNet’s 2011 annual meeting of stockholders, which was filed with the SEC on April 4, 2011. Information about CoStar’s directors and executive officers is set forth in the proxy statement for CoStar’s 2011 annual meeting of stockholders, which was filed with the SEC on April 27, 2011. Additional information regarding these persons and their interests in the merger will be included in the registration statement and proxy statement/prospectus contained therein to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Item No.	Description
2.1	Agreement and Plan of Merger dated as of April 27, 2011 among LoopNet, Inc., CoStar Group, Inc. and Lonestar Acquisition Sub, Inc.*
2.2
Voting and Support Agreement dated as of April 27, 2011 among CoStar Group, Inc., LoopNet, Inc., the directors of LoopNet, Inc., and certain executive officers and significant stockholders of LoopNet, Inc.*

99.1	Joint Press Release of CoStar Group, Inc. and LoopNet, Inc. dated April 27, 2011, announcing the Agreement and Plan of Merger

*	The schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(1)(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any such omitted schedules or exhibits to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOOPNET, INC. (Registrant)
Date: April 27, 2011	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration

Exhibit Index

Item No.	Description
2.1	Agreement and Plan of Merger dated as of April 27, 2011 among LoopNet, Inc., CoStar Group, Inc. and Lonestar Acquisition Sub, Inc.*
2.2
Voting and Support Agreement dated as of April 27, 2011 among CoStar Group, Inc., LoopNet, Inc., the directors of LoopNet, Inc., and certain executive officers and significant stockholders of LoopNet, Inc.*

99.1	Joint Press Release of CoStar Group, Inc. and LoopNet, Inc. dated April 27, 2011, announcing the Agreement and Plan of Merger

*	The schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(1)(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any such omitted schedules or exhibits to the SEC upon request.